UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 25, 2012

WINN-DIXIE STORES, INC.

(Exact name of registrant as specified in its charter)

Florida	1-3657	59-0514290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5050 Edgewood Court, Jacksonville, Florida		32254-3699
(Address of principal executive offices)		(Zip Code)

(904) 783-5000

(Registrant’s telephone number, including area code)

Unchanged

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2012, Bennett L. Nussbaum entered into a Post-Closing Employment Agreement (the “Post-Closing Employment Agreement”) with BI-LO Holding, LLC, which will be the indirect parent of Winn-Dixie Stores, Inc. (“Winn-Dixie” or the “Company”) following the completion of its previously announced merger with a subsidiary of BI-LO, LLC.

Pursuant to the terms of the Post-Closing Employment Agreement, after the closing of the merger, Mr. Nussbaum will cease to serve as Chief Financial Officer of the Company but will remain employed with the Company as its Integration Lead. Mr. Nussbaum’s employment will be “at will” and will terminate upon either party giving 90 days’ advance notice to the other of termination of the employment relationship; provided that the Company may choose to pay Mr. Nussbaum his base salary through the end of such 90 day period in lieu of giving notice. In connection with his employment following the merger, Mr. Nussbaum will receive a base monthly salary of $51,483.33 from the Company. He will also be eligible to receive an annual incentive plan bonus for the fiscal year ending on or about June 30, 2012, prorated to March 31, 2012, based on actual performance for such year. In addition, for each calendar quarter beginning on April 1, 2012 during which Mr. Nussbaum is employed as the Company’s Integration Lead, he will be eligible for a quarterly performance bonus from the Company of up to $150,000 per calendar quarter, in lieu of any other bonus or incentive pay, as determined in the sole discretion of the Board of Directors of the Company.

The Post-Closing Employment Agreement preserves all of Mr. Nussbaum’s rights under the Company’s Executive Severance Plan.

This description of the Post-Closing Employment Agreement is qualified in its entirety by reference to the Post-Closing Employment Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 8.01.	Other Events.

On January 27, 2012, the communication attached hereto as Exhibit 99.1 was distributed to employees of Winn-Dixie. Exhibit 99.1 is incorporated herein by reference.

Forward Looking Statements

Certain statements contained in this Current Report on Form 8-K and the exhibits filed herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements regarding the Company’s proposed merger with a subsidiary of BI-LO, LLC, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Winn-Dixie and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond Winn-Dixie’s ability to control or predict. Such factors include, but are not limited to, approval of the Agreement and Plan of Merger, dated as of December 16, 2011, among Winn-Dixie, Opal Holdings, LLC and Opal Merger Sub, Inc. (the “Merger Agreement”), by Winn-Dixie’s shareholders, any conditions imposed in connection with the Merger (as defined in the Merger Agreement), the satisfaction of various other conditions to the closing of the Merger contemplated by the Merger Agreement, and other factors discussed in Winn-Dixie’s Annual Report on Form 10-K for the fiscal year ended June 29, 2011, and other Winn-Dixie filings with the Securities and Exchange Commission (“SEC”). These risks and uncertainties should be considered in evaluating any forward-looking statements contained herein. Winn-Dixie does not undertake an obligation to update forward-looking statements.

Additional Information and Where to Find it

In connection with the proposed merger and required shareholder approval, Winn-Dixie Stores, Inc. has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED BY WINN-DIXIE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT WINN-DIXIE AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Winn-Dixie Stores, Inc. with the SEC may be obtained free of charge by contacting Winn-Dixie at Winn-Dixie Stores, Inc., Attn: Investor Relations, 5050 Edgewood Court, Jacksonville, Florida, 32254-3699. Our filings with the SEC are also available on our website at www.WinnDixie.com.

Participants in the Solicitation

Winn-Dixie and its officers and directors may be deemed to be participants in the solicitation of proxies from Winn-Dixie’s shareholders with respect to the merger. Information about Winn-Dixie’s officers and directors and their ownership of Winn-Dixie’s common shares is set forth in the proxy statement for Winn-Dixie’s 2011 Annual Meeting of Shareholders, which was filed with the SEC on September 27, 2011. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Winn-Dixie and its officers and directors in the merger by reading the preliminary proxy statement, as well as the definitive proxy statements regarding the merger, which will be filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Post-Closing Employment Agreement by and between BI-LO Holding, LLC and Bennett L. Nussbaum dated January 25, 2012.

99.1	Letter from Peter L. Lynch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2012	Winn-Dixie Stores, Inc.

	By:	/s/ Timothy L. Williams
Timothy L. Williams
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Post-Closing Employment Agreement by and between BI-LO Holding, LLC and Bennett L. Nussbaum dated January 25, 2012.

99.1	Letter from Peter L. Lynch.